UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MercadoLibre, Inc.
(See table of additional registrants further below)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0212790
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
WTC Free Zone
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay , 11300
(Address of Principal Executive Offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
4.900% Notes due 2033	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-291604, 333-291604-01, 333-291604-02, 333-291604-03, 333-291604-04, 333-291604-05, 333-291604-06, 333-291604-07, 333-291604-08
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact name of Additional Registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address and telephone number of principal executive offices
MercadoLibre S.R.L.	Argentina	98-1045729	Av. Caseros 3039, 2nd. floor, Buenos Aires City, Argentina. C1264AAK. (+54) 11 5 168 3000
eBazar.com.br Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
Mercado Pago Instituição de Pagamento Ltda	Brazil	98-1682681	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
MercadoLibre Chile Ltda.	Chile	N/A	Av. Apoquindo N" 4800, Tower 2, Floor 21, Las Condes, Santiago, Chile. 7560969. (+56) 224112701
DeRemate.com de México, S. de R.L. de C.V.	Mexico	98-1246148	Boulevard Miguel de Cervantes Saavedra 161, 15, Colonia Granada, Miguel Hidalgo, Ciudad de México, México, CP 11520. (+52) 55 49737300
MP Agregador, S. de R.L. de C.V	Mexico	N/A	Boulevard Miguel de Cervantes Saavedra 161, 15, Colonia Granada, Miguel Hidalgo, Ciudad de México, México, CP 11520 (+52) 55 49737300
MPFS, S. de R.L. de C.V.	Mexico	N/A	Boulevard Miguel de Cervantes Saavedra 161, 15, Colonia Granada, Miguel Hidalgo, Ciudad de México, México, CP 11520. (+52) 55 49737300
MercadoLibre Colombia Ltda.	Colombia	N/A	Calle 100 No. 7-33 Floor 16. Bogotá D.C., Colombia. 110221. (+57) (1) 7053050

INFORMATION REQUIRED IN REGISTRATION STATEMENT

MercadoLibre, Inc. (the “Company” or “Registrant”) and the Additional Registrant Guarantors (as defined below) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated December 4, 2025 (the “Prospectus Supplement”) to a prospectus dated November 17, 2025 (the “Prospectus”) contained in the effective Registration Statement on Form S-3 of the Company (File No. 333-291604) and MercadoLibre S.R.L. (File No. 333-291604-08), eBazar.com.br Ltda. (File No. 333-291604-07), Mercado Pago Instituição de Pagamento Ltda (File No. 333-291604-06), DeRemate.com de México, S. de R.L. de C.V. (File No. 333-291604-04), MPFS, S. de R.L. de C.V. (File No. 333-291604-02), MP Agregador, S. de R.L. de C.V. (File No. 333-291604-03), MercadoLibre Chile Ltda. (File No. 333-291604-05) and MercadoLibre Colombia Ltda. (File No. 333-291604-01) (the “Additional Registrant Guarantors”), which Registration Statements were filed with the Commission on November 17, 2025, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to Be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description
4.1
Indenture, dated January 14, 2021, between MercadoLibre, Inc., MercadoLibre S.R.L., Ibazar.com Atividades de Internet Ltda., eBazar.com.br Ltda., Mercado Envios Servicos de Logistica Ltda., MercadoPago.com Representações Ltda., MercadoLibre Chile Ltda., MercadoLibre, S. de R.L. de C.V., DeRemate.com de México, S. de R.L. de C.V. and MercadoLibre Colombia Ltda. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to MercadoLibre Inc.’s Current Report on Form 8-K filed with the Commission on January 14, 2021).

4.2
Fourth Supplemental Indenture, dated December 9, 2025, between MercadoLibre, Inc., MercadoLibre S.R.L., MercadoLibre S.R.L., eBazar.com.br Ltda., Mercado Pago Instituição de Pagamento Ltda, DeRemate.com de México, S. de R.L. de C.V., MPFS, S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda. and MercadoLibre Colombia Ltda. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.2 to MercadoLibre, Inc.’s Current Report on Form 8-K filed with the Commission on December 9, 2025).

4.3
Form of Global Note representing the Registrant’s 4.900% Notes due 2033 (incorporated herein by reference to Exhibit 4.3 to MercadoLibre, Inc.’s Current Report on Form 8-K filed with the Commission on December 9, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant and each of the Additional Registrant Guarantors have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

MERCADOLIBRE, INC.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Chief Financial Officer

MERCADOLIBRE S.R.L.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

EBAZAR.COM.BR LTDA.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MERCADO PAGO INSTITUIÇÃO DE PAGAMENTO LTDA

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MERCADOLIBRE CHILE LTDA.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

DEREMATE.COM DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MP AGREGADOR, S. DE R.L. DE C.V.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MPFS, S. DE R.L. DE C.V.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MERCADOLIBRE COLOMBIA LTDA.

By:	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

Date: December 9, 2025